UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 16, 2016

SEMGROUP CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

1-34736	20-3533152
(Commission File Number)	(IRS Employer Identification No.)

Two Warren Place

6120 S. Yale Avenue, Suite 700

Tulsa, OK 74136-4216

(Address of Principal Executive Offices) (Zip Code)

(918) 524-8100

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Underwriting Agreement

On June 16, 2016, SemGroup Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Barclays Capital, Inc., as the sole underwriter (the “Underwriter”), providing for the offer and sale by the Company (the “Offering”), and the purchase by the Underwriter, of 7,500,000 shares of the Company’s Class A common stock, par value $0.01 per share (the “Firm Shares”), at a price to the public of $27.00 per share ($26.5275 per share, net of underwriting discounts and commissions). Pursuant to the Underwriting Agreement, the Company granted the Underwriter a 30-day option to purchase up to an additional 1,125,000 shares of the Company’s Class A common stock (the “Option Shares”) at the same price and otherwise on the same terms. On June 17, 2016, the Underwriter provided notice to the Company that it is exercising its option to purchase the Option Shares in full.

The material terms of the Offering are described in the prospectus supplement, dated June 16, 2016 (the “Prospectus”), filed by the Company with the Securities and Exchange Commission (the “Commission”) on June 17, 2016, pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended (the “Securities Act”). The shares of the Company’s Class A common stock to be sold in the Offering were registered with the Commission pursuant to a Registration Statement on Form S-3 (File No. 333-210044) filed by the Company with the Commission on March 9, 2016, which Registration Statement became effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act. A legal opinion related to the Offering is filed herewith as Exhibit 5.1.

The Underwriting Agreement contains customary representations, warranties and agreements of the Company, and customary conditions to closing, obligations of the parties and termination provisions. The Company has agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriter may be required to make because of any of those liabilities.

The Offering of the Firm Shares and Option Shares is expected to close on June 22, 2016. The Company expects to receive net proceeds of approximately $228.4 million (after deducting underwriting discounts and estimated offering expenses) from the Offering. As described in the Prospectus, the Company intends to use the net proceeds from the Offering for working capital and general corporate purposes, including to pay down its revolving credit facility and for future capital expenditures.

Affiliates of the Underwriter are lenders under the Company’s revolving credit facility and accordingly will receive a portion of the proceeds from the Offering through any repayment of indebtedness under the facility.

The foregoing description of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated in this Item 1.01 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed herewith.

Exhibit No.	Description

1.1	Underwriting Agreement, dated June 16, 2016, by and between SemGroup Corporation and Barclays Capital Inc., as sole underwriter.

5.1	Opinion of Conner & Winters, LLP.

23.1	Consent of Conner & Winters, LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEMGROUP CORPORATION

Date: June 21, 2016
	By:	/s/ Robert N. Fitzgerald
Robert N. Fitzgerald
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

The following exhibits are filed herewith.

Exhibit No.	Description

1.1	Underwriting Agreement, dated June 16, 2016, by and between SemGroup Corporation and Barclays Capital Inc., as sole underwriter.

5.1	Opinion of Conner & Winters, LLP.

23.1	Consent of Conner & Winters, LLP (included in Exhibit 5.1).

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